Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

Fourth Quarter Revenues of $49.5 million up 11% in constant currency; Adjusted EBITDA of $4.5 million

Full Year Revenues of $192.7 million up 7% in constant currency; Adjusted EBITDA of $18.2 million

Year End Cash Balance of $23.5 million up $8.5 million versus the third quarter after debt repayment and share repurchases

Full year guidance for 2013 of Revenues between $200-$208 million and Adjusted EBITDA between $19-$21 million

STAMFORD, Conn., March  7, 2013 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the fourth quarter and year ended December 31, 2012.

“ISG delivered strong fourth quarter operating results as robust demand in the Americas helped to drive double-digit revenue growth and offset macroeconomic weakness in Europe,” said Michael Connors, Chairman and Chief Executive Officer, ISG.  “The last calendar year witnessed several strategic investments in our brand, in our services, and most importantly, in our people to position us for sustained growth.  Globally our clients now have access to a single portfolio of products and services: from research and benchmarking to design and transaction services; from transition and transformation services to project management and managed governance services.  We reduced our term loan by 11% in 2012; and increased our cash position by $8.5 million in the fourth quarter. We remain focused on delivering value to clients, investing to grow our business and expanding our capabilities.”

Fourth Quarter 2012 Results

ISG reported fourth quarter revenues of $49.5 million, up 11% versus the prior year in constant currency, as well as on a reported basis.  Revenues were $27.0 million up 31% in the Americas offsetting a 6% decline in Europe to $16.7 million and a 2% decline in Asia Pacific to $5.8 million; growth rates are in constant currency.

ISG reported operating income of $1.7 million for the fourth quarter of 2012 compared to an operating loss of $59.9 million in the fourth quarter of 2011.  The operating loss for the fourth quarter of 2011 included a $61.7 million noncash charge for the impairment of goodwill and indefinite life assets and $0.9 million in acquisition-related and restructuring costs. Reported fully diluted earnings per share (EPS) for the fourth quarter 2012 totaled $0.00 compared to fully diluted loss per share of $(1.44) for the same period in 2011.  Diluted adjusted fourth quarter EPS in 2012 was $0.05 compared with $0.03 for the fourth quarter of 2011.  Diluted adjusted EPS excluding acquisition-related and restructuring costs for the fourth quarter of 2011 was $0.05.

Fourth quarter adjusted EBITDA (a non-GAAP measure defined as earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges) of $4.5 million compared with $5.1 million in the fourth quarter 2011.  Currency positively affected adjusted EBITDA by $0.1 million versus the prior year period.  Adjusted EBITDA for the fourth quarter of 2011 included $0.9 million of acquisition-related and restructuring costs.

Full Year 2012 Results

ISG reported full year 2012 revenues of $192.7 million, an increase of 7% in constant currency (up 5% on a reported basis) or up $8.3 million from $184.4 million in 2011.  The strengthening dollar negatively impacted revenue by $4.2 million compared to the prior year.  Revenues were $104.9 million in the Americas up 21% and $25.1 million in Asia Pacific up 8% offsetting a 10% decline in Europe to $62.7 million; growth rates are in constant currency.

ISG reported operating income of $6.6 million for the year ended December 31, 2012 compared to an operating loss of $60.8 million for the year ended December 31, 2011.  Operating income for 2012 included the third quarter release of a performance based liability tied to the STA Consulting earn-out that is not projected to materialize totaling $1.9 million.  The operating loss for 2011 included the non-cash impairment charge of $61.7 million and $4.0 million in acquisition-related and restructuring costs.  Reported 2012 diluted EPS totaled $0.02 compared to a loss of $(1.54) in 2011.  Diluted adjusted EPS for 2012 was $0.18 compared to $0.09 in 2011.  Diluted adjusted EPS for 2011 excluding acquisition-related and restructuring costs was $0.16.

Adjusted EBITDA for 2012 was $18.2 million compared to $15.0 million of adjusted EBITDA for 2011.  Currency negatively affected adjusted EBITDA by $0.5 million versus the prior year period.  Adjusted EBITDA for 2012 included the release of a performance based liability totaling $1.9 million tied to the STA Consulting earn-out that is not projected to materialize.  Adjusted EBITDA for 2011 included $4.0 million in acquisition-related and restructuring costs.

Other Financial and Operating Highlights

As of December 31, 2012, cash and cash equivalents totaled $23.5 million, a net increase of $8.5 million from September 30, 2012.  The increase in cash balances from third quarter 2012 was principally attributable to an increase in net cash flows generated from operating activities, including strong cash collections.  Non-operating use of cash included $1.75 million in debt repayments and $0.3 million in repurchases of stock.

Total outstanding term loan at December 31, 2012 was $56.8 million a reduction of 11% from a year ago.

“I was pleased with our strong cash generation in the fourth quarter driven by operating activities and improved cash collections, strengthening our capital position,” said Michael Connors.  “During 2012, we continued to de-leverage ISG, repaying $7 million in our term loan while repurchasing $1.5 million in ISG shares.  We will continue to use our free cash flow to de-leverage our balance sheet, repurchase shares and seek opportunistic, tuck-in acquisitions.”

2013 Full-Year Revenue and Adjusted EBITDA Guidance

“For 2013, we are targeting revenues between $200-$208 million and adjusted EBITDA between $19-$21 million, excluding the impact of currency,” said Michael Connors. “With the increase in committed Managed Services multi-year contracts and the growth trajectory in the Americas, we enter 2013 in a strong position remaining cautious of the macro-environment in Europe and Australia.”

Conference Call

ISG has scheduled a Fourth Quarter and Full Year 2012 results call at 9:00 a.m. Eastern Time, Friday, March 8, 2013, to discuss the Company’s financial results.  The call can be accessed by dialing 1-888-510-1786 or for international callers 001-719-457-2727.  The access code is 5243099 .

#   #   #

About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving approximately 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 800 employees and operates in 21 countries. For additional information, visit www.isg-one.com.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2012 and December 31, 2011.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2011, which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Revenues	$49,520	$44,614	$192,745	$184,426
Operating expenses
Direct costs and expenses for advisors	29,757	24,870	114,429	104,823
Selling, general and administrative	15,857	15,413	62,909	67,717
Depreciation and amortization	2,220	2,582	8,857	11,034
Impairment of intangible assets	—	61,694	—	61,694
Operating income (loss)	1,686	(59,945)	6,550	(60,842)
Interest income	8	17	45	75
Interest expense	(645)	(971)	(3,146)	(3,458)
Foreign currency transaction loss	(140)	(47)	(209)	(38)

Income (loss) before taxes	909	(60,946)	3,240	(64,263)
Income tax provision (benefit)	760	(8,960)	2,637	(8,326)
Net income (loss)	$149	$(51,986)	$603	$(55,937)

Weighted average shares outstanding:
Basic	36,191	36,213	36,205	36,258
Diluted	38,112	36,213	37,626	36,258

Earnings (loss) per share:
Basic	$0.00	$(1.44)	$0.02	$(1.54)
Diluted	$0.00	$(1.44)	$0.02	$(1.54)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Net income (loss)	$149	$(51,986)	$603	$(55,937)
Plus:
Interest expense (net of interest income)	637	954	3,101	3,383
Income taxes	760	(8,960)	2,637	(8,326)
Depreciation and amortization	2,220	2,582	8,857	11,034
Impairment of intangible assets	—	61,694	—	61,694
Foreign currency transaction	140	47	209	38
Non-cash stock compensation	606	747	2,797	3,143
Adjusted EBITDA (1)	$4,512	$5,078	$18,204	$15,029

Net income (loss)	$149	$(51,986)	$603	$(55,937)
Plus:
Non-cash stock compensation	606	747	2,797	3,143
Intangible amortization	1,788	2,214	7,150	9,552
Impairment of intangible assets	—	61,694	—	61,694
Foreign currency transaction	140	47	209	38
Tax effect (2)	(963)	(11,547)	(3,859)	(15,243)
Adjusted net income	$1,720	$1,169	$6,900	$3,247

Weighted average shares outstanding:
Basic	36,191	36,213	36,205	36,258
Diluted	38,112	36,213	37,626	36,258

Adjusted earnings per share:
Basic	$0.05	$0.03	$0.19	$0.09
Diluted (3)	$0.05	$0.03	$0.18	$0.09

(1)         Adjusted EBITDA excluding $0.6 million of  restructuring and $0.3 million of deal costs for the fourth quarter 2011 totaled $5.9 million. Adjusted EBITDA excluding $2.7 million of restructuring and $1.3 million of deal costs for the full year 2011 totaled $19.0 million.

(2)         Apply a marginal tax rate of 38.0%. The tax effect for the year ended December 31, 2011 excludes non-deductible item.

(3)         Adjusted earnings per share excluding $0.6 million of restructuring and $0.3 million of deal costs for the fourth quarter 2011 totaled $0.05. Adjusted earnings per share excluding $2.7 million of restructuring and $1.3 million of deal costs for the full year 2011 totaled $0.16.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2012	Three Months Ended	Constant currency	December 31, 2011
	December 31, 2012	impact (1)	Adjusted	December 31, 2011	impact (1)	Adjusted
Revenue	$49,520	$1,740	$51,260	$44,614	$1,591	$46,205
Operating income (loss)	$1,686	$114	$1,800	$(59,945)	$302	$(59,643)
Adjusted EBITDA	$4,512	$120	$4,632	$5,078	$278	$5,356
Adjusted EBITDA (2)	$4,512	$120	$4,632	$5,942	$278	$6,220

			Year Ended			Year Ended
	Year Ended	Constant currency	December 31, 2012	Year Ended	Constant currency	December 31, 2011
	December 31, 2012	impact (1)	Adjusted	December 31, 2011	impact (1)	Adjusted
Revenue	$192,745	$7,754	$200,499	$184,426	$3,539	$187,965
Operating income (loss)	$6,550	$786	$7,336	$(60,842)	$306	$(60,536)
Adjusted EBITDA	$18,204	$809	$19,013	$15,029	$289	$15,318
Adjusted EBITDA (3)	$18,204	$809	$19,013	$19,010	$289	$19,299

(1) Using foreign currency rates as of July 31, 2011.

(2) Excluding $0.6 million of restructuring and $0.3 million of deal costs for the fourth quarter 2011.

(3) Excluding $2.7 million of restructuring and $1.3 million of deal costs for the full year of 2011.